  As filed with the Securities and Exchange Commission on March 15, 2000

                                                 Registration No. 333-31226
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              AMENDMENT NO. 1

                                    To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)
                                ---------------

                         Broadband HOLDRS SM Trust
                                yet-to-be formed

         Delaware  [Issuer with respect to the receipts]
                                      6211             13-5674085
     (State or other      (Primary Standard Industrial
       jurisdiction                                 (I.R.S. Employer
                          Classification Code Number)
                                                 Identification Number)
   of incorporation or          ---------------
      organization)
                             250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
        Andrea L. Dulberg, Esq.                        Copies to:
          Corporate Secretary                      Andrew B. Janszky
 Merrill Lynch, Pierce, Fenner & Smith            Shearman & Sterling
              Incorporated                        599 Lexington Avenue
            250 Vesey Street                    New York, New York 10022
        New York, New York 10281                     (212) 848-4000
             (212) 449-1000
(Name, address, including zip code, and
 telephone number, including area code,
         of agent for service)

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                                      Proposed Maximum
                                                     Proposed Maximum    Aggregate      Amount of
          Title of Each Class of       Amount to Be   Offering Price      Offering     Registration
        Securities to Be Registered     Registered    Per Receipt(1)      Price(1)      Fee(2)(3)
---------------------------------------------------------------------------------------------------
Broadband HOLDRS...................... 1,000,000,000       $100        $1,099,000,000    $290,136
                                         receipts
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 10,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 990,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on February 28, 2000, $2,640 of this registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

                Preliminary Prospectus dated March   , 2000

PROSPECTUS

                     1,000,000,000 Depositary Receipts

                         Broadband HOLDRS SM Trust

    The Broadband HOLDRS SM Trust will issue Depositary Receipts called Broadband HOLDRS SM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market products and services which facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The Bank of New York will be the trustee. You only may acquire, hold or transfer Broadband HOLDRS in a round-lot amount of 100 Broadband HOLDRS or round-lot multiples. Broadband HOLDRS are separate from the underlying deposited common stocks that are represented by the Broadband HOLDRS. For a list of the names and the number of shares of the companies that make up a Broadband HOLDR, see "Highlights of Broadband HOLDRS--The Broadband HOLDRS" starting on page 9. The trust will issue the additional Broadband HOLDRS on a continuous basis.

    Investing in Broadband HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Broadband HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Broadband HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Broadband HOLDRS. Application has been made to list the Broadband HOLDRS on the American Stock Exchange under the symbol "BDH".

                                 ------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                    Initial Price Underwriting
                                                     to Public*       Fee
                                                    ------------- ------------
     Per Broadband HOLDR...........................                    2%

    ------
    * Includes underwriting fee.

    For purchases of Broadband HOLDRS in excess      of Broadband HOLDRS, the
underwriting fee will be   %.

                                 ------------

                              Merrill Lynch & Co.

                                 ------------

                   The date of this prospectus is    , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Broadband HOLDRS.............................................   9
The Trust..................................................................  15
Description of Broadband HOLDRS............................................  15
Description of the Underlying Securities...................................  16
Description of the Depositary Trust Agreement..............................  18
Federal Income Tax Consequences............................................  21
ERISA Considerations.......................................................  22
Plan of Distribution.......................................................  22
Legal Matters..............................................................  23
Where You Can Find More Information........................................  23

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Broadband HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Broadband HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY

     The Broadband HOLDRS trust will be formed under the depositary trust agreement, dated as of March , 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various aspects of the broadband business. Companies involved in the broadband business develop, manufacture and market products and services which, among other things, facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The number of shares of each common stock held by the trust with respect to each round-lot of Broadband HOLDRS is specified under "Highlights of Broadband HOLDRS--The Broadband HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Broadband HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Broadband HOLDRS are separate from the underlying common stocks that are represented by the Broadband HOLDRS.

                                  RISK FACTORS

      An investment in Broadband HOLDRS involves risks similar to investing in each of the underlying securities outside of the Broadband HOLDRS, including the risks associated with concentrated investments in broadband companies.

General Risk Factors

     . Loss of investment. Because the value of Broadband HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Broadband HOLDRS if the underlying securities decline in value.

     . Discount trading price. Broadband HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the broadband business. While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the broadband business, the underlying securities and the Broadband HOLDRS may not necessarily follow the price movements of the entire broadband business generally. If the underlying securities decline in value, your investment in the Broadband HOLDRS will decline in value even if common stock prices of companies involved in the broadband business generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the broadband business. In this case, the Broadband HOLDRS may no longer consist of securities issued only by companies involved in the broadband business.

     . No investigation of underlying securities. The underlying securities included in the Broadband HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the broadband business, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Broadband HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Broadband HOLDRS may not necessarily continue to be a diversified investment in the broadband business. As a result of market fluctuation and/or reconstitution events, Broadband HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Broadband HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Broadband HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Broadband HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Broadband HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade Broadband HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your Broadband HOLDRS to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Broadband HOLDRS. If the Broadband HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Broadband HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Broadband HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Broadband HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Broadband HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch is also affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Broadband HOLDRS, the selection of the broadband business, Merrill Lynch's activity in the secondary market in the underlying securities and the creation and cancellation of Broadband HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Broadband HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Broadband HOLDRS, particularly in connection with the initial issuance of Broadband HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Broadband HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Broadband Business

     . Broadband company stock prices have been and will likely continue to be volatile, which will directly affect the price volatility of the Broadband HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of broadband companies have been and are likely to be volatile. Broadband companies stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations or new services by broadband companies or their competitors;

            . announcements by broadband companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            . failure to integrate or realize projected benefits from acquisitions;

            .  unscheduled system downtime;

            .  changes in government regulations; and

            .  fluctuations in quarterly and annual operating results.

            Other broad market and industry factors may decrease the stock price of broadband companies' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of broadband companies stocks.

     . The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by broadband companies. The Internet, cable and telecommunications markets which broadband companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. The success of many broadband companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many broadband companies. New product research and development may be costly and time-consuming. Many broadband companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

     . Some of the companies involved in the broadband business are also engaged in other lines of business unrelated to the broadband business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Broadband HOLDRS have lines of business that do not relate to the broadband business and which may present additional risks not mentioned in this prospectus. The operating results of these broadband companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the broadband business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     . Many broadband companies have developed new technologies and created new standards for the broadband business and currently rely on a limited number of customers as purchasers of their products. Several broadband companies currently rely on a limited number of customers for their broadband products and services. If new customers do not adopt these technologies for their own systems, the operating results and financial condition of these broadband companies may be adversely affected. In addition, many broadband technologies are marketed to cable operators. The cable industry is undergoing significant consolidation, and a limited number of cable operators control a large percentage of the cable industry. Therefore, the number of new customers may be limited, and if the leading cable operators do not adopt a broadband company's products and services, its operating results and financial conditions may be adversely affected.

     . Many broadband companies rely on a single supplier or a limited number of suppliers for the components used in their products, and if quality components are not delivered by the suppliers on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many broadband companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties supply or manufacturing could adversely affect many broadband companies ability to deliver their products and meet customer needs. There can be no assurance that broadband companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

     . The broadband business is very competitive, and a broadband company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Broadband access services can be based on several different technologies, and the competition among broadband companies to convince a provider to select its technology can be intense. The broadband market is new and rapidly evolving and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies which compete with, or make obsolete, the existing technologies. Many broadband companies face significant competition from other companies which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

     . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many broadband companies are active acquirers of other companies as part of their business plans. There can be no assurance that many broadband companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that many broadband companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, broadband companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     . Many broadband companies are subject to telecommunications industry regulations, which could adversely affect the nature and extent of the services offered. Many aspects of the telecommunications industry are subject to regulation at the federal, state and local levels. The regulatory entities that have jurisdiction over many broadband companies business may adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies. There can be no assurances that changes in the regulatory environment will not adversely affect the nature and extent of the services offered.

     . The international operations of many broadband companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many broadband companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

            .  general economic, social and political conditions;

            . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            .  currency fluctuations; and

            . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     . Many broadband companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many broadband companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these broadband companies will be able to continue to attract and retain qualified personnel.

     . Inability to adequately protect proprietary rights may harm the competitive positions of many broadband companies. Many broadband companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, broadband companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require broadband companies into enter to royalty or licensing agreements.

                      HIGHLIGHTS OF BROADBAND HOLDRS

      This discussion highlights information regarding Broadband HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Broadband HOLDRS.

Issuer......................
                              Broadband HOLDRS Trust.

The trust...................
                              The Broadband HOLDRS Trust will be formed under the depositary trust agreement, dated as of
                              March   , 2000, among The Bank of New York, as
                              trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...........  Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Trustee.....................  The Bank of New York, a New York state-chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Broadband          Broadband HOLDRS are designed to achieve the
HOLDRS.................       following:

                              Diversification. Broadband HOLDRS are designed to allow you to diversify your investment in the broadband business through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                              Flexibility. The beneficial owners of Broadband HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Broadband HOLDRS, and can cancel their Broadband HOLDRS to receive each of the underlying securities represented by the Broadband HOLDRS.

                              Transaction costs. The expenses associated with trading Broadband HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets................
                              The trust will hold shares of common stock issued by specified companies involved in the broadband business. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement-- Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Broadband HOLDRS.

                              The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Broadband HOLDRS...       The trust will issue Broadband HOLDRS that
                              represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf.
                              The Broadband HOLDRS themselves are separate from the underlying securities that are represented by the Broadband HOLDRS.

                              The specific share amounts for each round-lot of 100 Broadband HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Broadband HOLDR and the initial weightings of each underlying security included in the Broadband HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 20%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of March 14, 2000 are set forth in the table below; however, such share amounts and weightings are expected to change during the period between March 14, 2000 and the pricing date.

                              After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                              The following chart provides the

                              . names of the 20 issuers of the underlying securities represented by the Broadband HOLDRS,

                              .  stock ticker symbols,

                              . indicative share amounts represented by a round-lot of 100 Broadband HOLDRS as of March 14, 2000,

                              . indicative weightings as of March 14, 2000, and

                              .  principal market on which the shares of
                                 common stock of the selected companies are traded.

                                           Indicative            Primary
                                             Share    Indicative Trading
                  Name of Company   Ticker  Amounts   Weightings Market
                  ----------------  ------ ---------- ---------- -------
                  Lucent
                   Technologies,
                   Inc.               LU       26       18.84%    NYSE
                  Nortel Networks
                   Corporation        NT       13       17.30%    NYSE
                  Motorola, Inc.     MOT        6       10.40%    NYSE
                  Qualcomm, Inc      QCOM       7        9.42%   NASDAQ
                  JDS Uniphase
                   Corporation       JDSU       7        9.41%   NASDAQ
                  Broadcom
                   Corporation       BRCM       2        4.32%   NASDAQ
                  Corning,
                   Incorporated      GLW        2        3.84%    NYSE
                  Sycamore
                   Networks, Inc.    SCMR       2        3.07%   NASDAQ
                  Applied Micro
                   Circuits
                   Corporation       AMCC       1        2.72%   NASDAQ
                  Tellabs, Inc.      TLAB       4        2.45%   NASDAQ

                                           Indicative            Primary
                                             Share    Indicative Trading
                  Name of Company   Ticker  Amounts   Weightings Market
                  ---------------   ------ ---------- ---------- -------
                  Terayon
                   Communications
                   Systems, Inc.     TERN       1       2.38%    NASDAQ
                  PMC-Sierra, Inc.   PMCS       1       2.34%    NASDAQ
                  Comverse
                   Technology,
                   Inc.              CMVT       1       2.17%    NASDAQ
                  SDL, Inc.          SDLI       1       2.00%    NASDAQ
                  Conexant
                   Systems, Inc.     CNXT       2       1.82%    NASDAQ
                  Next Level
                   Communications,
                   Inc.              NXTV       1       1.71%    NASDAQ
                  RF Micro
                   Devices, Inc.     RFMD       1       1.70%    NASDAQ
                  Scientific-
                   Atlanta, Inc.     SFA        1       1.59%     NYSE
                  CIENA
                   Corporation       CIEN       1       1.44%    NASDAQ
                  Copper Mountain
                   Networks, Inc     CMTN       1       1.07%    NASDAQ

                              The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of Broadband HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded common stock involved in the broadband business, as measured by market capitalization and trading volume on March 14, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                              The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

                              The number of outstanding Broadband HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Broadband HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price.......
                              The initial public offering price for 100
                              Broadband HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Broadband HOLDR.

Purchases...................
                              After the initial offering, you may acquire
                              Broadband HOLDRS in two ways:

                              . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                              . through a cash purchase in the secondary trading market.

Underwriting fees...........
                              If you purchase Broadband HOLDRS in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                              .For purchases of     Broadband HOLDRS or fewer,
                              2%.

                              .For purchases in excess of     Broadband
                              HOLDRS,  %.

                              You will not be charged any issuance fee or other sales commission in connection with purchases of Broadband HOLDRS made in the initial public offering.

Issuance and cancellation
fees........................  After the initial offering, if you wish to create Broadband HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Broadband HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS.

Commissions.................
                              If you choose to deposit underlying securities in order to receive Broadband HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees................
                              The Bank of New York, as trustee and as
                              custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
Broadband HOLDRS............    You have the right to withdraw the underlying
                              securities upon request by delivering a round-lot or integral multiple of a round-lot of Broadband HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Broadband HOLDRS themselves will not have voting rights.

Rights relating to the          You have the right to:
underlying securities.......
                              . Receive all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                              . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                              . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                              If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Broadband HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events.......
                              A. If an issuer of underlying securities no
                                 longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

                              B. If the SEC finds that an issuer of underlying
                                 securities should be registered as an
                                 investment company under the Investment
                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Broadband HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Broadband HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                              D. If an issuers underlying securities are
                                 delisted from trading on a national
                                 securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                              If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events..........
                              A. The Broadband HOLDRS are delisted from the
                                 American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Broadband HOLDRS are delisted.

                              B. The trustee resigns and no successor trustee
                                 is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                              C. 75% of beneficial owners of outstanding
                                 Broadband HOLDRS vote to dissolve and
                                 liquidate the trust.

                              If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
consequences................  The federal income tax laws will treat a U.S.
                              holder of Broadband HOLDRS as directly owning the underlying securities. The Broadband HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.....................
                              Application has been made to list the Broadband HOLDRS on the American Stock Exchange under the symbol "BDH". Trading will take place only in round-lots of 100 Broadband HOLDRS and round-lot multiples. A minimum of 150,000 Broadband HOLDRS will be required to be outstanding when trading begins.

Trading ....................
                              Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Broadband HOLDRS. Bid and ask prices, however, will be quoted per single Broadband HOLDRS.

Clearance and settlement....
                              The trust will issue Broadband HOLDRS in book-entry form. Broadband HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Broadband HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Broadband HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Broadband HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Broadband HOLDRS trust. The trust will be formed pursuant to the depositary trust agreement, dated as of March , 2000. The Bank of New York will be the trustee. The Broadband HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The Broadband HOLDRS trust is intended to hold deposited shares for the benefit of owners of Broadband HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                      DESCRIPTION OF BROADBAND HOLDRS

      The trust will issue Broadband HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Broadband HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Broadband HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

      Broadband HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Broadband HOLDRS--The Broadband HOLDRS."

      Beneficial owners of Broadband HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Broadband HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Broadband HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Broadband HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Broadband HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Broadband HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Broadband HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Broadband HOLDRS will be available only in book-entry form. Owners of Broadband HOLDRS may hold their Broadband HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the broadband business and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the broadband business as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on March 14, 2000:

     .  Market capitalization equal to or greater than $4.5 billion;

     . Average daily trading volume of at least 330,000 shares over the 60 trading days before March 14, 2000;

     . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 trading day period prior to March 14, 2000) of at least $33 million over the 60 trading days before March 14, 2000; and

     .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Broadband HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the broadband business. In this case, the Broadband HOLDRS may no longer consist of securities issued by companies involved in the broadband business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the broadband business and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Broadband HOLDRS, please refer to "Highlights of Broadband HOLDRS--The Broadband HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Broadband HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Broadband HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each business day from November 10, 1999, the first date when all of the underlying securities were publicly traded, to March 14, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

             Broadband             Broadband            Broadband             Broadband          Broadband
1999          HOLDRS   1999         HOLDRS   2000        HOLDRS   2000         HOLDRS   2000      HOLDRS
----         --------- ----        --------- ----       --------- ----        --------- ----     ---------
November 10    59.86   December 1    63.16   January 3    80.94   February 1    73.50   March 1    95.93
November 11    60.96   December 2    65.16   January 4    75.80   February 2    76.65   March 2    96.43
November 12    61.49   December 3    67.01   January 5    73.03   February 3    79.29   March 3    98.57
November 15    61.53   December 6    68.35   January 6    65.42   February 4    81.43   March 6   102.06
November 16    63.26   December 7    68.75   January 7    69.96   February 7    81.72   March 7    98.64
November 17    62.76   December 8    68.93   January 10   74.79   February 8    82.95   March 8    96.98
November 18    65.04   December 9    68.33   January 11   71.02   February 9    81.92   March 9    98.30
November 19    65.65   December 10   68.70   January 12   69.63   February 10   83.37   March 10   99.22
November 22    65.13   December 13   69.02   January 13   71.88   February 11   81.33   March 13   95.64
November 23    64.01   December 14   66.69   January 14   71.67   February 14   81.75   March 14   92.99
November 24    64.53   December 15   67.71   January 18   72.40   February 15   81.96
November 26    66.11   December 16   69.39   January 19   74.36   February 16   82.92
November 29    64.66   December 17   70.33   January 20   77.21   February 17   85.08
November 30    61.49   December 20   71.99   January 21   77.61   February 18   83.66
                       December 21   73.60   January 24   74.65   February 22   84.56
                       December 22   73.24   January 25   77.63   February 23   87.11
                       December 23   74.14   January 26   74.28   February 24   88.57
                       December 27   75.78   January 27   73.90   February 25   88.89
                       December 28   75.07   January 28   70.20   February 28   89.05
                       December 29   78.07   January 31   72.79   February 29   91.46
                       December 30   77.20
                       December 31   78.98

                                    [GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of March   , 2000,
among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Broadband HOLDRS, provides that Broadband HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Broadband HOLDRS. You may create and cancel Broadband HOLDRS only in round-lots of 100 Broadband HOLDRS. You may create Broadband HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS. Similarly, you must surrender Broadband HOLDRS in integral multiples of 100 Broadband HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Broadband HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Broadband HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Broadband HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Broadband HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS.

      Further issuances of Broadband HOLDRS. The depositary trust agreement provides for further issuances of Broadband HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Broadband HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Broadband HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Broadband HOLDRS will surrender their Broadband HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Broadband HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Broadband HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Broadband HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Broadband HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Broadband HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Broadband HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Broadband HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Broadband HOLDRS. If you wish to create Broadband HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Broadband HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Broadband HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Broadband HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Broadband HOLDRS for:

     .  citizen or resident of the United States;

     . corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Broadband HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Broadband HOLDRS

      A receipt holder purchasing and owning Broadband HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Broadband HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Broadband HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Broadband HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Broadband HOLDRS. Similarly, with respect to sales of Broadband HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Broadband HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Broadband HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Broadband HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Broadband HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Broadband HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Broadband HOLDRS. Merrill Lynch & Co., as underwriter, proposes to offer the Broadband HOLDRS to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of Broadband HOLDRS against deposit of the underlying
securities in New York, New York on     , 2000. After the initial offering, the
public offering price, concession and discount may be changed. The trust will continue to issue Broadband HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, Merrill Lynch will not make any sales to a discretionary account without the prior written approval of a purchaser of Broadband HOLDRS.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Broadband HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Broadband HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Broadband HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Broadband HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Broadband HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Broadband HOLDRS. This prospectus relates only to Broadband HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Broadband HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Broadband HOLDRS, have been publicly disclosed.

                                  ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through February 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                   APPLIED MICRO CIRCUITS CORPORATION (AMCC)

      Applied Micro Circuits Corporation designs, develops, manufacturers and markets components that are used in communications products and in the infrastructure for network communications products which greater bandwidth to allow for larger information carrying capacity. Applied Micro Circuits focuses on developing technology for the high speed network applications which are used to connect companies networks to each other and to the Internet. Applied Micro Circuits markets its products primarily through a direct sales organization that consists of a network of independent manufacturers' representatives in different geographic areas that work under the direction of its direct sales force.

           Closing           Closing           Closing           Closing             Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- --------
January       *    January      *    January      *    January    9 9/16  January    21       January  147 3/4
February      *    February     *    February     *    February   9 3/8   February   19 5/8   February 275 1/16
March         *    March        *    March        *    March     11 1/4   March      21 3/8
April         *    April        *    April        *    April     13 13/16 April      26 21/32
May           *    May          *    May          *    May       11 1/4   May        29 9/16
June          *    June         *    June         *    June      12 15/16 June       41 1/8
July          *    July         *    July         *    July      11 11/32 July       47
August        *    August       *    August       *    August     9 1/2   August     46 1/8
September     *    September    *    September    *    September  7 7/16  September  57
October       *    October      *    October      *    October   12       October    77 13/16
November      *    November     *    November  5 1/2   November  16 3/4   November   83 1/8
December      *    December     *    December  6 3/16  December  16 63/64 December  127 1/4

      The closing price on          , 2000 was    .

                        BROADCOM CORPORATION (BRCM)

      Broadcom Corporation develops and markets products which facilitate high-speed digital data transmission to homes and businesses using existing communications infrastructure. Broadcom designs and develops integrated circuits for several communications markets, including television cable set-top boxes, cable modems for Internet access, high-speed networking for businesses private networks, digital broadcast of satellite and free terrestrial television signals and digital subscriber lines. Broadcom markets and sells its products through its own direct sales force as well as third-party distributors and representatives.

           Closing           Closing           Closing           Closing             Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- ---------
January       *    January      *    January      *    January      *     January    33 9/32  January  144 21/32
February      *    February     *    February     *    February     *     February   30 3/32  February 197 3/8
March         *    March        *    March        *    March        *     March      30 13/16
April         *    April        *    April        *    April     12       April      38 9/16
May           *    May          *    May          *    May       12 25/32 May        47 7/8
June          *    June         *    June         *    June      18 13/32 June       72 9/32
July          *    July         *    July         *    July      15 11/16 July       60 1/4
August        *    August       *    August       *    August    12 13/16 August     64 3/8
September     *    September    *    September    *    September 17 3/4   September  54 1/2
October       *    October      *    October      *    October   20 47/64 October    63 29/32
November      *    November     *    November     *    November  22 21/64 November   89 17/32
December      *    December     *    December     *    December  30 3/16  December  136 3/16

      The closing price on      , 2000 was      .

                         CIENA CORPORATION (CIEN)

      Ciena Corporation develops and markets products for the optical networking equipment market. Optical networking equipment uses fiber optic cables, which can transmit larger volumes of data at higher transmission speeds and more efficiently, to facilitate the transmission of data and telephone communications. Ciena provides products such as systems based on fiber optic cables, switches to manage network data traffic and other multi-purpose data delivery systems to its customers, who include local and long-distance telephone carriers and Internet service providers, who provide Internet access to individuals and businesses. Ciena markets and sells its products through its own direct sales force, distributors and third-party representatives.

           Closing           Closing           Closing            Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- ---------
January       *    January      *    January      *     January   55 1/16  January   20 3/16  January   65 5/8
February      *    February     *    February  39 1/4   February  41 15/16 February  27 7/8   February 159 13/16
March         *    March        *    March     28 7/16  March     42 5/8   March     22 1/2
April         *    April        *    April     31 1/4   April     55 3/4   April     23 1/2
May           *    May          *    May       46 3/4   May       52       May       28 3/4
June          *    June         *    June      47 1/8   June      69 5/8   June      30 3/16
July          *    July         *    July      56 1/8   July      74 1/16  July      33 3/4
August        *    August       *    August    47 3/4   August    28 1/8   August    35 1/8
September     *    September    *    September 49 17/32 September 14 5/16  September 36 1/2
October       *    October      *    October   55       October   17 3/16  October   35 1/4
November      *    November     *    November  54       November  17       November  43 15/16
December      *    December     *    December  61 1/8   December  14 5/8   December  57 1/2

      The closing price on      , 2000 was      .

                     COMVERSE TECHNOLOGY, INC. (CMVT)

      Comverse Technology, Inc. designs, develops, manufactures, markets and supports computer and telecommunications systems and software for data processing and multimedia applications, which include video, graphics and animation. Comverse products are designed to allow telecommunications operators to provide services such as messaging, data distribution, call answering, voice and fax mail and Internet services. Comverse's customers include fixed and wireless telephone network operators, government agencies, call centers, financial institutions and businesses. Comverse also manufactures digital monitoring systems which provide monitoring, recording, surveillance and information gathering capabilities for law enforcement and intelligence agencies. Comverse markets and sells its products through its own direct sales force and through vendors or telecommunications infrastructure equipment.

           Closing            Closing            Closing            Closing             Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- --------- -------- -------
January    8 1/4    January   12 59/64 January   30       January   22 29/64 January    56       January  143 3/8
February   7 21/64  February  16 37/64 February  29 5/64  February  31 11/64 February   47 53/64 February 196 7/8
March      9 11/64  March     16 5/64  March     26 21/64 March     32 37/64 March      56 43/64
April      10       April     15 37/64 April     26 11/64 April     31 37/64 April      64 1/8
May        9 61/64  May       19 37/64 May       30 1/2   May       33 5/16  May        67 9/16
June       11 53/64 June      20 21/64 June      34 43/64 June      34 37/64 June       75 1/2
July       12 1/4   July      20 37/64 July      32 1/2   July      34 3/64  July       75 9/16
August     13 21/64 August    23 1/2   August    30 5/8   August    25 43/64 August     78
September  14 1/2   September 25 59/64 September 35 11/64 September 27 1/4   September  94 5/16
October    15 11/64 October   23 21/64 October   27 1/2   October   30 43/64 October   113 1/2
November   15       November  22 43/64 November  22 29/64 November  38 21/64 November  120 7/8
December   13 21/64 December  25 13/64 December  26       December  47 21/64 December  144 3/4

      The closing price on     , 2000 was     .

                       CONEXANT SYSTEMS, INC. (CNXT)

      Conexant Systems, Inc. develops and markets semiconductors for communications electronic systems. Conexant semiconductor products facilitate communications through wireline voice and data networks, cordless and cellular wireless telephony systems, and cable and wireless multi-channel communications networks. Conexant's primary customers are communications equipment manufacturers. Conexant markets and sells its products through its own direct sales force and distributors.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- -------
January       *    January      *    January      *    January      *    January   9 3/32   January  84 1/2
February      *    February     *    February     *    February     *    February  8 1/2    February 98 1/4
March         *    March        *    March        *    March        *    March     13 27/32
April         *    April        *    April        *    April        *    April     20 3/8
May           *    May          *    May          *    May          *    May       19 3/8
June          *    June         *    June         *    June         *    June      29 1/32
July          *    July         *    July         *    July         *    July      31 7/16
August        *    August       *    August       *    August       *    August    35 15/16
September     *    September    *    September    *    September    *    September 36 21/64
October       *    October      *    October      *    October      *    October   46 11/16
November      *    November     *    November     *    November     *    November  59 1/4
December      *    December     *    December     *    December   8 3/8  December  66 3/8

      The closing price on     , 2000 was     .

                   COPPER MOUNTAIN NETWORKS, INC. (CMTN)

      Copper Mountain Networks, Inc. supplies high-speed digital communications products enabling telecommunications service providers to provide high-speed connections to businesses and residences over existing copper wire telephone infrastructure. Copper Mountain produces equipment that supports large-scale digital subscriber line services to businesses and their employees, including access from remote locations. Copper Mountain markets and sells its products to telecommunications service providers through its own direct sales force, selected original equipment manufacturers and distributors.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January     *     January     *     January     *     January      *     January  55 1/4
February      *    February    *     February    *     February    *     February     *     February 86 15/16
March         *    March       *     March       *     March       *     March        *
April         *    April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May       32
June         *     June        *     June        *     June        *     June      38 5/8
July         *     July        *     July        *     July        *     July      60 1/2
August       *     August      *     August      *     August      *     August    58 1/2
September    *     September   *     September   *     September   *     September 43 13/16
October      *     October     *     October     *     October     *     October   36 7/8
November     *     November    *     November    *     November    *     November  41 23/32
December     *     December    *     December    *     December    *     December  48 3/4

                            CORNING, INC. (GLW)

      Corning, Inc. develops and markets telecommunications and information display products and services. Corning's telecommunications products are designed to increase the capacity and efficiency of communications networks, such as optical fibers, cables and hardware, which are used by utilities, telephone exchanges and cable television. Corning's information display products include projection equipment and glass panels for use in televisions, notebook and desktop computers and automobiles. It also creates components out of advanced materials, which include glass, glass ceramic and polymer technologies, for use in environmental and science applications, semiconductors and optical and lighting products. Corning markets and sells its products primarily through its direct sales force.

           Closing           Closing           Closing           Closing             Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- -------
January    31 1/4  January   31 1/4  January   35 5/8  January   34 3/16  January    48 3/4   January  154 1/4
February   32 1/8  February  32 1/2  February  37 5/8  February  40 5/8   February   53 1/2   February 188
March      36      March     35      March     44 3/8  March     44 1/4   March      60
April      33 1/2  April     34 3/4  April     48 1/4  April     40       April      57 1/4
May        32      May       38 1/4  May       50 3/8  May       39 7/16  May        54 5/8
June       32 3/4  June      38 3/8  June      55 5/8  June      34 3/4   June       70 1/8
July       32      July      36 7/8  July      61 7/8  July      30 11/16 July       70
August     32 5/8  August    37 1/4  August    52 7/8  August    24 5/8   August     66 1/2
September  28 5/8  September 39      September 47 1/4  September 29 7/16  September  68 9/16
October    26 1/8  October   38 3/4  October   45 1/8  October   36 1/8   October    78 5/8
November   30 1/4  November  40 1/2  November  42 7/16 November  40 1/8   November   93 11/16
December   32      December  46 1/4  December  37 1/8  December  45       December  128 15/16

      The closing price on     , 2000 was   .

                            JDS UNIPHASE (JDSU)

      JDS Uniphase Corporation designs, develops and markets the components which provide the framework for fiber optic networks, which are used for the transmission of data and other information. Fiber optic networks are designed to provide faster and more efficient data and information transmission than traditional copper wiring. These products are sold primarily to telecommunications and cable television system providers. JDS also designs, manufactures and markets laser technology products for its customers in the biotechnology, industrial process control, graphics, printing and semiconductor equipment industries. JDS markets and sells its products primarily through its own direct sales force. On January 17, 2000, JDS and E-TEK Dynamics, Inc. agreed to a merger in which E-TEK will become a wholly owned subsidiary of JDS. E-TEK designs, develops and markets high quality components and modules used in fiber optic information transmission. This transaction remains subject to shareholder approval and other customary closing conditions.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- ---------
January      7/16  January   1 3/32  January   2 47/64 January   4 19/32 January   11 25/64 January  101 31/32
February     35/64 February  1 7/32  February  2 3/64  February  5 1/64  February  11 1/64  February 131 15/16
March        39/64 March     1 7/32  March     2 5/16  March     5 17/64 March     14 25/64
April        5/8   April     1 21/32 April     2 31/64 April     6 25/32 April     15 11/64
May          5/8   May       2 3/64  May       3 9/32  May       6 3/8   May       16 3/4
June         43/64 June      2 7/32  June      3 41/64 June      7 27/32 June      20 3/4
July         45/64 July      1 5/8   July      4 17/64 July      6 1/4   July      22 19/32
August       63/64 August    2 21/64 August    4 17/64 August    5       August    26 33/64
September  1 7/64  September 2 41/64 September 4 31/32 September 5 1/8   September 28 29/64
October      59/64 October   3 1/64  October   4 13/64 October   6 11/64 October   41 23/32
November   1 7/64  November  3 23/32 November  5 1/64  November  6 25/32 November  57 3/16
December   1 1/8   December  3 9/32  December  5 11/64 December  8 43/64 December  80 21/32

      The closing price on        , 2000 was    .

                      LUCENT TECHNOLOGIES, INC. (LU)

      Lucent Technologies, Inc. develops, manufactures and markets public and private communications systems, software and products. Lucents primary customer base includes communications network operators and service providers. Lucent provides wireless networks services, local and long distance voice, data, video and cable services, optical networking for the transmission of data, switches to route and control network traffic and software products that manage voice and data communications networks. Lucent markets and sells is products through its own direct sales force and through arrangements with third-party dealers and distributors.


           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January       *    January      *     January    13 9/16 January    22 1/8  January    56 9/32 January  55 1/2
February      *    February     *     February  13 15/32 February   27 3/32 February  50 25/32 February 59 1/2
March         *    March        *     March      13 1/8  March     31 31/32 March     54
April         *    April      8 25/32 April      14 3/4  April      38 1/8  April     60
May           *    May         9 1/2  May        15 7/8  May       35 15/32 May        56 7/8
June          *    June       9 15/32 June       18 1/64 June      41 19/32 June       67 7/16
July          *    July        9 1/4  July       21 7/32 July       46 3/16 July       65 1/16
August        *    August      9 7/32 August    19 15/32 August     35 7/16 August     64 1/16
September     *    September 11 15/32 September 20 11/32 September  34 5/8  September  64 7/8
October       *    October   11 13/16 October   20 19/32 October    40 3/32 October    64 1/4
November      *    November  12 13/16 November   20 1/32 November   43 1/32 November   74 1/2
December      *    December   11 9/16 December  19 31/32 December  54 31/32 December  75

      The closing price on      , 2000 was   .

                           MOTOROLA, INC. (MOT)

      Motorola, Inc. develops, manufactures and markets communications and electronic products and systems. Motorola offers wireless telephones, satellite communications products and systems, network and Internet access products, semiconductors to control and amplify electrical signals in computers, transportation, space vehicles, major home appliances and electronic systems for use in the automotive, communications, manufacturing and computer industries. Motorola markets and sells its products through its own sales force as well as through distributors, retailers and value-added resellers.

           Closing           Closing           Closing           Closing             Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- -------
January    59 1/4  January   54      January   68 1/4  January   59 9/16  January    72 1/4   January  136 1/2
February   57 1/2  February  54 1/4  February  56      February  55 5/8   February   70 1/4   February 170 1/2
March      54 5/8  March     53      March     60 1/2  March     60 3/4   March      73 1/4
April      56 7/8  April     61 1/4  April     57 1/8  April     55 3/4   April      80
May        59 7/8  May       66 3/4  May       66 3/8  May       53       May        82 13/16
June       67 1/8  June      62 3/4  June      76 1/8  June      52 9/16  June       94 3/4
July       76 1/2  July      54      July      80 3/8  July      52 1/4   July       91 1/4
August     74 5/8  August    53 3/8  August    73 3/8  August    42 15/16 August     92 1/4
September  76 3/8  September 51 1/2  September 71 7/8  September 42 7/8   September  88
October    65 3/4  October   46      October   62      October   52       October    97 5/16
November   61 1/2  November  55 3/8  November  62 7/8  November  61 7/8   November  114 1/4
December   57      December  61 1/4  December  57 3/16 December  61 1/16  December  147 1/4

      The closing price on     , 2000 was     .

                  NEXT LEVEL COMMUNICATIONS, INC. (NXTV)

      Next Level Communications, Inc. develops and markets high-speed, high-volume communications equipment that enables telephone companies and other communications service providers to deliver a full range of voice, data and video services over the existing copper telephone wire infrastructure. Next Level equipment and technology has the capability to offer voice, data and video services in a single product offering or offer each service separately depending on subscriber demand and the objectives of the service provider. Next Level markets and sells its products through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- -------- -------
January        *   January       *   January       *   January       *   January      *    January   80 5/8
February       *   February      *   February      *   February      *   February     *    February 134 1/2
March          *   March         *   March         *   March         *   March        *
April          *   April         *   April         *   April         *   April        *
May            *   May           *   May           *   May           *   May          *
June           *   June          *   June          *   June          *   June         *
July           *   July          *   July          *   July          *   July         *
August         *   August        *   August        *   August        *   August       *
September      *   September     *   September     *   September     *   September    *
October        *   October       *   October       *   October       *   October      *
November       *   November      *   November      *   November      *   November  64 9/16
December       *   December      *   December      *   December      *   December  74 7/8

      The closing price on    , 2000 was    .

                     NORTEL NETWORKS CORPORATION (NT)

      Nortel Networks Corporation designs, develops, manufactures and markets data and telephony networks for telecommunications systems and for the Internet. Nortel products include systems and services which connect users to telecommunications networks and the Internet, wireless and wireline applications for the Internet, optical technology for the transmission of data on the Internet, Internet access solutions and Internet voice telecommunications services. Nortel also develops switches and routers which control and connect network traffic, and it also manufactures telephones and telecommunications equipment. Nortel's customers include public institutions, private businesses, local and long-distance telephone carriers, personal communications services, cellular mobile communications companies, cable television companies and Internet service providers. Nortel markets and sells its products through its own direct sales force, distributors and value-added resellers.

           Closing            Closing            Closing            Closing             Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000     Price
  ----     -------- --------- -------- --------- -------- --------- -------- --------- --------- -------- ---------
January     8 17/32 January   11 1/4   January   18 13/32 January   22 9/16  January    31 9/16  January   95 1/2
February    8 17/32 February  11 7/8   February  17 31/32 February  26 5/8   February   29 1/32  February 115 25/32
March       9 15/32 March     11 15/16 March     16 11/32 March     32 5/16  March      31 1/16
April       9 3/32  April     12 7/8   April     18 5/32  April     30 7/16  April      34 3/32
May         9 19/32 May       13 9/16  May       21       May       32       May        37 1/2
June        9 1/8   June      13 19/32 June      22 3/4   June      28 3/8   June       43 13/32
July        9 13/32 July      11 3/4   July      26 9/64  July      29 7/16  July       44 5/16
August      9 3/16  August    12 15/32 August    24 25/32 August    23 3/4   August     41 1/16
September   8 29/32 September 14 7/16  September 25 63/64 September 16 1/32  September  51
October     9       October   16 9/32  October   22 27/64 October   21 13/32 October    61 15/16
November   10 3/32  November  16 7/16  November  22 29/64 November  23 11/32 November   73 7/8
December   10 3/4   December  15 15/32 December  22 3/16  December  25       December  101

      The closing price on       , 2000 was     .

                          PMC-SIERRA, INC. (PMCS)

      PMC-Sierra, Inc. develops and markets Internet and network semiconductor systems designed to assist in the high speed transmission of information. PMC-Sierra's products and services are used in developing and maintaining the private networks of a company, connecting these private networks to other private networks and to the Internet and providing remote Internet access. PMC-Sierra markets its products and services to directly through its own sales staff and through third-party distributors.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
  ----     ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January    2 7/32  January   4 3/16  January   3 27/32 January    8 1/2   January   18 37/64 January   90 1/4
February   2 27/32 February  5 3/4   February  4       February   9       February  17 23/32 February 193 1/16
March      3 7/32  March     4 3/4   March     4 1/32  March      9 1/2   March     17 51/64
April      3 3/16  April     4 3/32  April     4 7/32  April     11 3/8   April     23 31/32
May        3 5/8   May       3 11/16 May       6 1/32  May        9 47/64 May       24 9/32
June       3 31/32 June      2 29/32 June      6 9/16  June      11 23/32 June      29 15/32
July       5 9/16  July      2 15/32 July      8 3/16  July      10 7/32  July      39 1/8
August     6 11/64 August    2 29/32 August    7 11/64 August     7 41/64 August    46 1/2
September  6 9/64  September 3       September 6 3/8   September  7 31/32 September 46 1/4
October    4 15/32 October   3 17/64 October   6 19/32 October   11 7/32  October   47 1/8
November   4 5/8   November  3 19/32 November  6 7/8   November  13 15/32 November  51 17/32
December   3 15/32 December  3 3/4   December  7 3/4   December  15 25/32 December  80 5/32

      The closing price on      , 2000 was     .

                           QUALCOMM, INC. (QCOM)

      Qualcomm, Inc. develops and markets digital wireless communications products, technologies and services for use in wireless networks. Digital wireless communication provides technology that increases system capacity, provides more secure communication channels and improves reliability. Several of Qualcomm's major product lines are based on its own Code Division Multiple Access, or CMDA, technology. CMDA technology is a communications industry standard for digital cellular, personal communications services and wireless services. In addition to developing, manufacturing and marketing CMDA products and services, Qualcomm also licenses this technology to telecommunications equipment suppliers and develops and manufactures products based on this technology for use in satellite systems. Qualcomm markets and sells its technology and products through its own direct sales force and through licensing arrangements and joint ventures with third parties.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- -------- --------
January    3 5/16  January   5 19/32 January   7       January   6 31/64 January     8 15/64 January  127
February   3 21/32 February  4 15/16 February  6 31/32 February  6 3/8   February    9 1/8   February 142 7/16
March      4 3/32  March     5 3/16  March     7 3/64  March     6 11/16 March      15 35/64
April      3 9/32  April     4 27/32 April     5 27/32 April     7 1/32  April      25
May        3 13/64 May       6 13/16 May       6 1/32  May       6 33/64 May        24 5/16
June       4 21/64 June      6 41/64 June      6 23/64 June      7 1/32  June       35 7/8
July       5 11/32 July      5 27/64 July      5 25/32 July      7 51/64 July       39
August     6 3/32  August    5 27/64 August    5 25/32 August    5 1/2   August     48 3/64
September  5 47/64 September 5 5/16  September 7 31/32 September 6       September  47 19/64
October    4 13/16 October   4 31/32 October   7 3/64  October   6 61/64 October    55 11/16
November   5 11/64 November  5 1/4   November  8 15/32 November  6 55/64 November   90 37/64
December   5 3/8   December  4 63/64 December  6 5/16  December  6 31/64 December  176 1/8

      The closing price on     , 2000 was   .

                       RF MICRO DEVICES, INC. (RFMD)

      RF Micro Devices, Inc. designs, manufactures and markets radio frequency integrated circuits, which are the physical pathways for the transmission of information, for cellular and cordless telephones, wireless networks, industrial radios and wireless security systems. RF Micro Devices' products include amplifiers, transmitters and receivers, which allow data to be converted so that it can be transmitted across telecommunications lines. RF Micro Devices markets and sells its products through its own direct sales force and through third-party representatives.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January      *     January     *     January      *    January    2 37/64 January   18 3/32  January   81
February     *     February    *     February     *    February   3 45/64 February  19 1/4   February 138 5/16
March        *     March       *     March        *    March      3 21/32 March     23 59/64
April        *     April       *     April        *    April      4       April     27 15/16
May          *     May         *     May          *    May        5 13/64 May       21 5/16
June         *     June        *     June      4 25/32 June       2 23/32 June      37 5/16
July         *     July        *     July      4 7/32  July       4 5/16  July      38 7/32
August       *     August      *     August    4 11/16 August     3 1/4   August    43 15/16
September    *     September   *     September 4 21/32 September  4 17/32 September 45 3/4
October      *     October     *     October   3 47/64 October    5 15/16 October   51 5/8
November     *     November    *     November  3 17/32 November   7 25/64 November  67 15/16
December     *     December    *     December  3 5/64  December  11 19/32 December  68 7/16

      The closing price on     , 2000 was   .

                      SCIENTIFIC ATLANTA, INC. (SFA)

      Scientific-Atlanta, Inc. develops and markets products and services for communications networks which deliver voice, data and video that connect information providers with users through free terrestrial television and satellite broadband networks. Scientific-Atlanta also provides applications for integrating cable, telephone and data networks into one system. Scientific-Atlanta, Inc. markets and sells its products to operators of transmission systems, satellite network and satellite television network systems primarily through its own direct force and distributors. On February 22, 2000 Scientific-Atlanta announced a 2-for-1 stock split on its common stock for shareholders of record on March 10, 2000. The shares will begin trading on a split-adjusted basis on March 27, 2000. The following table does not take into account any adjustments for this stock-split.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- ------- -------- ---------
January    20 1/8  January   15 3/4  January   19      January   15 9/16  January   31 1/8  January  77 1/16
February   23 3/8  February  16 7/8  February  16 3/4  February  17 1/2   February  32 7/16 February 102 11/16
March      23 3/8  March     17 3/4  March     15 1/4  March     19 9/16  March     27 1/4
April      22 3/4  April     18 1/2  April     15 7/8  April     23 7/8   April     31 3/4
May        18 5/8  May       18 7/8  May       18 1/8  May       22 1/16  May       35 5/16
June       22      June      15 1/2  June      21 7/8  June      25 3/8   June      36
July       21 1/2  July      13 3/8  July      21      July      24 1/16  July      36 1/2
August     20 1/8  August    13 1/2  August    21 3/4  August    17 11/16 August    51 1/4
September  16 7/8  September 15 7/8  September 22 5/8  September 21 1/8   September 49 9/16
October    12 3/8  October   14 1/2  October   18 9/16 October   14 15/16 October   57 1/4
November   15 7/8  November  15 1/2  November  20      November  19 3/8   November  58 7/16
December   15      December  15      December  16 3/4  December  22 13/16 December  55 7/8

      The closing price on     , 2000 was     .

                             SDL, INC. (SDLI)

      SDL, Inc. designs, manufacturers and markets semiconductor lasers and fiber optic-related products and services for the communications industry, including the telecommunications, cable television and satellite transmission industries, and for printing and data storage applications. Fiber optic technology allows for the faster and more efficient transmission of data, and semiconductor lasers are the major light source for this technology. SDL markets its products and services through its own direct sales force and through value-added resellers, distributors and third-party representatives.

           Closing            Closing            Closing           Closing             Closing           Closing
  1995      Price     1996     Price     1997     Price    1998     Price     1999      Price     2000    Price
---------  -------- --------- -------- --------- ------- --------- -------- --------- --------- -------- --------
January       *     January    8 21/64 January   11 3/8  January    8 25/32 January    25       January  259 3/16
February      *     February  10 1/8   February  10 1/4  February  10 3/8   February   27 1/4   February 410
March       8 37/64 March     10 37/64 March      8 9/16 March     11 7/8   March      45 3/8
April       8 1/2   April     13 37/64 April      6 1/2  April     12 3/8   April      54 5/8
May         8 5/8   May       14 11/64 May       10      May       11       May        46 1/2
June       10       June      13 7/8   June       9 9/16 June      11 15/16 June       51 1/16
July       11 1/2   July      12 1/4   July      10 3/8  July       9 15/16 July       67 15/16
August     10 37/64 August     9 5/8   August     8 7/8  August     8 1/2   August     81 7/8
September   9 27/64 September 10 1/4   September 10 1/8  September  6 1/4   September  76 5/16
October     8 1/2   October    8 1/2   October    9      October   11       October   123 5/16
November    7 1/2   November  11 1/2   November   8 5/16 November  11 5/32  November  162 3/4
December    8       December  13 1/8   December   7 1/4  December  19 13/16 December  218

      The closing price on     , 2000 was     .

                      SYCAMORE NETWORKS, INC. (SCMR)

      Sycamore Networks, Inc. creates optical networking products which facilitate the transmission of voice and data on fiber optic networks. Fiber optic networks allow for the transmission of larger volumes of data at faster transmission speeds and more efficiently. Sycamore's products use existing fiber optic systems to provide enhanced high-speed data services such as access to the Internet, video conferencing and remote access to corporate databases. Sycamore also collaborates with its customers to identify new high-speed data services. Sycamore markets its products through its own direct sales force.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- -------- ---------
January      *     January     *     January     *     January     *     January       *     January  106 21/64
February     *     February    *     February    *     February    *     February      *     February 148
March        *     March       *     March       *     March       *     March         *
April        *     April       *     April       *     April       *     April         *
May          *     May         *     May         *     May         *     May           *
June         *     June        *     June        *     June        *     June          *
July         *     July        *     July        *     July        *     July          *
August       *     August      *     August      *     August      *     August        *
September    *     September   *     September   *     September   *     September     *
October      *     October     *     October     *     October     *     October    71 43/64
November     *     November    *     November    *     November    *     November   74
December     *     December    *     December    *     December    *     December  102 21/64

      The closing price on      , 2000 was      .

                           TELLABS, INC. (TLAB)

      Tellabs, Inc. develops, manufactures and markets network systems and voice, data and video transmission systems. Tellabs products include digital networks, fiber optic systems and products which connect and access network systems. These products build and control transmission infrastructure for telecommunications providers, transport data digitally and provide other digital services such as paging and messaging. Tellabs' customers are local and long-distance telephone carriers, cellular and wireless service providers, cable operators, utilities, government agencies and businesses. Tellabs markets and sells its products through its own direct sales force and through distributors.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January     6 7/32  January   11       January   20 19/32 January   25 19/32 January   42 7/8   January    54
February    6 1/2   February  11 13/16 February  19 15/16 February  30 3/16  February  40 1/32  February   48
March       7 9/32  March     12 3/32  March     18 1/16  March     33 9/16  March     48 7/8
April       8 5/8   April     13 13/16 April     19 15/16 April     35 7/16  April     54 45/64
May         8 1/4   May       16 1/8   May       25 1/8   May       34 23/64 May       58 1/2
June       12 1/32  June      16 23/32 June      27 15/16 June      35 13/16 June      67 9/16
July       11 1/8   July      14 15/16 July      29 15/16 July      37 41/64 July      61 9/16
August     11 11/16 August    15 27/32 August    29 27/32 August    21 1/8   August    59 9/16
September  10 17/32 September 17 21/32 September 25 3/4   September 19 29/32 September 56 15/16
October     8 1/2   October   21 9/32  October   27       October   27 1/2   October   63 1/4
November    9 13/16 November  19 7/8   November  26       November  27 1/32  November  64 7/8
December    9 1/4   December  18 13/16 December  26 7/16  December  34 9/32  December  64 3/16

      The closing price on      , 2000 was      .

                TERAYON COMMUNICATIONS SYSTEMS, INC. (TERN)

      Terayon Communications Systems, Inc. develops and markets broadband access services, which include services that allow cable operators to have two-way traffic on their cable systems. Terayon's systems allow cable operators to maximize broadband capacity using existing cable network infrastructure, thereby minimizing the need for infrastructure upgrades. Terayon markets and sells its products through its own direct sales force, distributors and system integrators.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- -------
January       *    January      *    January      *    January      *    January   40 1/2   January  107
February      *    February     *    February     *    February     *    February  31 1/16  February 257 1/8
March         *    March        *    March        *    March        *    March     40
April         *    April        *    April        *    April        *    April     40 3/8
May           *    May          *    May          *    May          *    May       32 1/8
June          *    June         *    June         *    June         *    June      55 7/8
July          *    July         *    July         *    July         *    July      39 1/8
August        *    August       *    August       *    August     9 5/8  August    36
September     *    September    *    September    *    September 12 5/8  September 48 7/8
October       *    October      *    October      *    October   12      October   43 3/4
November      *    November     *    November     *    November  30 5/8  November  62 1/16
December      *    December     *    December     *    December  37      December  62 13/16

      The closing price on     , 2000 was    .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          [LOGO Broadband HOLDRS SM]

                     1,000,000,000 Depositary Receipts

                        Broadband HOLDRS SM Trust

                             ---------------------

                              P R O S P E C T U S

                             ---------------------

                              Merrill Lynch & Co.

                                      , 2000

      Until     , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Broadband HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $290,136
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Rating agency fees..............................................        0
      Miscellaneous...................................................    9,864
                                                                       --------
        Total......................................................... $650,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                               (i) To include any prospectus required by
                         Section 10(a)(3) of the Securities Act of 1933.

                               (ii) To reflect in the prospectus any facts or
                         events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                               (iii) To include any material information with
                         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the
            Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the
            Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 15, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                     Incorporated

                                                         *
                                          By: _________________________________
                                             Name:Ahmass L. Fakahany
                                             Title:Senior Vice President,
                                                  Chief Financial Officer and
                                                  Controller

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2000.

                 Signature                                 Title
                 ---------                                 -----

                     *                      Chief Executive Officer,
___________________________________________ Chairman of the Board and Director
             John L. Steffens

                     *                      Director
___________________________________________
             E. Stanley O'Neal

                     *                      Director
___________________________________________
            George A. Schieren

                     *                      Senior Vice President,
___________________________________________ Chief Financial Officer and
            Ahmass L. Fakahany              Controller

          /s/ Stephen G. Bodurtha           Attorney-in-Fact
By: _______________________________________
            Stephen G. Bodurtha

                               INDEX TO EXHIBITS

Exhibits
--------
  4.1     Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce,
          Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of
          September 2, 1999, and included as exhibits thereto, form of Depositary Trust
          Agreement and form of HOLDRS
  5.1     Opinion of Shearman & Sterling regarding the validity of the Broadband HOLDRS
          Receipts
  8.1     Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences
*24.1     Power of Attorney (included in Part II of Registration Statement)

----------------

*Previously filed.